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                                                                     Exhibit 3.3

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                        (AFTER ISSUANCE OF CAPITAL STOCK)

                                       OF

                           NETSOL INTERNATIONAL, INC.

The President and Secretary of NetSol International, Inc. certify:

1. Article 1 of Articles of Incorporation of this Corporation is amended to read as follows:

               Article 1.    The name of the Corporation is:

                             NetSol Technologies, Inc.

2. Article 3 of the Articles of Incorporation of this Corporation is amended to read:

               Article 3. The total number of shares of capital stock which the Corporation is authorized to issue is fifty million (50,000,000) shares divided into the following classes:

               Forty Five Million (45,000,000) shares of common stock with par value of $0.001 ("Common Stock"); and Five Million (5,000,000) shares of preferred stock having a par value of $0.001 per share (the "Preferred Stock").

               The board of directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more or series, and to fix for each such or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the "NRS"), including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any


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               distribution of the assets of, the Corporation; (vi) entitled to vote separately or together with any other series or class of stock of the Corporation; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

3.      Article 6. The entire article is eliminated.

4. Article 7 of the Articles of Incorporation of this Corporation is to read:

               Article 7. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer to the amounts acceptable by law; provided, however, that the foregoing provision shall not limit or eliminate the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or
               (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

5. Article 8 of the Articles of Incorporation of this Corporation is to read:

               Article 8. Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws may provide. Special meetings of stockholders, for any purpose or purposes may only be called by the Board of Directors. Only the business stated in the notice of a special meeting of stockholders of the Corporation may be transacted at any special meeting of stockholders of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws. Any action required or permitted to be taken by the stockholders of the Corporation may only be effected at a duly called annual or special meeting of the stockholders of the Corporation (and not by consent in lieu thereof).

6. Article 9 of the Articles of Incorporation of this Corporation is to read:

               Article 9. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who


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               has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal or legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. In addition to any other rights of indemnification permitted by the law of the State of Nevada as may be provided for by the Corporation in its Bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation, must be paid by the Corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

               The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 9 to directors and officers of the Corporation.

               The rights to indemnification and to the advance of expenses conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

               Any repeal or modification of this Article 9 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

7. The foregoing Amendments of Articles of Incorporation has been duly approved by the Board of Directors.


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8.      The foregoing Amendments of Article of Incorporation has been duly approved by the required vote of shareholder in accordance with Section
        78.390 of the Nevada Revised Statues. The total number of outstanding shares as of February 8, 2002 is 15,979,505. The number of shares voting in favor of the Amendment exceeded the vote required. The percentage of vote required was more than fifty percent.

         /s/ Salim Ghauri
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             Salim Ghauri, President


         /s/ Naeem Ghauri
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             Naeem Ghauri, Secretary